Exhibit 99.1

Second Quarter Investor Relations Update
July 10, 2019

General Overview

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Fleet and operation - On March 13, 2019, a directive from the Federal Aviation Administration (FAA) grounded all U.S.-registered Boeing 737 MAX aircraft. The American Airlines fleet currently includes 24 Boeing 737 MAX 8 aircraft with an additional 76 aircraft on order, seven of which were due to be delivered in the second quarter. As a result of this directive, the company cancelled approximately 7,800 flights in the second quarter.

The company has cancelled all 737 MAX flying through September 3, 2019. The company estimates that the cancellations in the second quarter negatively impacted pre-tax income by approximately $185 million. The company will provide an update to the full year impact on the second quarter earnings call.

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In addition, in May, the company initiated litigation against the Transport Workers Union of America, AFL-CIO, International Association of Machinists and Aerospace Workers, and Airline Mechanic and Related Employee Association TWU/IAM (the Association), claiming that the unions have been engaged in an illegal work slowdown in an effort to influence contract negotiations. That slowdown has significantly impacted the company’s operation and caused a significant number of flight cancellations and delays in the second quarter. A temporary restraining order enjoining the slowdown and further interruption to the company’s operations was granted by U.S. District Court for the Northern District of Texas on June 14, 2019. The court conducted a trial on the company’s request for a permanent injunction against the continuation of these illegal activities and the company is currently awaiting the result of this trial.

●	Capacity - ASMs for the second quarter were approximately 72.3 billion, 1.1 billion lower than previous guidance due to the flight cancellations outlined above.

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Revenue - The company now expects its second quarter total revenue per available seat mile (TRASM) to be up approximately 3.0 to 4.0 percent year-over-year vs. its previous guidance of up approximately 1.0 to 3.0 percent. This increase is due primarily to higher than expected load factor across the system. Cargo revenues are lower than previous guidance due to weaker than anticipated demand across Asian and European markets.

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Special items - The company expects its total pre-tax net special items in the second quarter will be approximately $190 million[1]. Net special items principally include fleet restructuring expenses, merger integration expenses and mark-to-market adjustments for equity investments.

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CASM - The company now expects its second quarter total CASM excluding fuel and special items to be up approximately 4.5 to 5.5 percent[1] year-over-year vs. its previous guidance of up approximately 3.5 to 5.5 percent. The midpoint is slightly higher than previous guidance due primarily to lower than anticipated capacity, offset, in part, by volume related expense reductions.

●	Fuel - The company expects its average fuel price (including taxes) to be between $2.12 and $2.17 per gallon in the second quarter.

●	Pre-tax margin - The company now expects its second quarter pre-tax margin excluding special items to be approximately 8.5 to 9.5 percent vs. its previous guidance of approximately 7.0 to 9.0 percent.

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Liquidity - As of June 30, 2019, the company had approximately $8.2 billion in total available liquidity, comprised of unrestricted cash and investments of $5.4 billion and $2.8 billion in undrawn revolver capacity. The company also had a restricted cash position of $157 million.

●	Shares outstanding - The fully diluted weighted average sharecount for the second quarter was approximately 446 million.

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Capex - Net aircraft capex and PDPs for the second quarter is higher than previous guidance due primarily to the delay in delivery of certain Boeing 737 MAX aircraft and the delay in financing transactions related to these deliveries.

●	Depreciation and Amortization - Total depreciation and amortization excluding special items for the second quarter is expected to be approximately $572 million.
Notes:

1.	For a reconciliation of special items (including the company’s estimates for the second quarter), please see the GAAP to non-GAAP reconciliation at the end of this document.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Second Quarter Investor Relations Update
July 10, 2019

2nd Quarter 2019
	Previous Guidance	Current Guidance[1]
	4/26/2019	7/10/2019
Total Mainline and Regional Guidance[1]
Available Seat Miles (ASMs) (bil)	~73.4	~72.3
Cargo Revenues ($ mil)[2]	~255	~220
Other Revenues ($ mil)[2]	~730	~730
Total Revenue per ASM (TRASM)	+1% to +3%	+3% to +4%
Average Fuel Price (incl. taxes) ($/gal)	2.14 to 2.19	2.12 to 2.17
Fuel Gallons Consumed (mil)	~1,154	~1,159
CASM ex fuel and special items (YOY % change)[3]	+3.5% to +5.5%	+4.5% to +5.5%
Interest Income ($ mil)	~(38)	~(35)
Interest Expense ($ mil)	~270	~275
Other Non-Operating (Income)/Expense ($ mil)[4]	~(46)	~(38)
Pre-tax Margin excluding special items	+7% to +9%	+8.5% to +9.5%

Capex Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft Capex	~(391)	~(396)
Gross Aircraft Capex & net PDPs	~(769)	~(638)
Assumed Aircraft Financing	~734	~388
Net Aircraft Capex & PDPs[5]	~(35)	~(250)
Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Cargo/Other revenue includes cargo revenue, loyalty program revenue, and contract services.
3.	CASM ex fuel and special items is a non-GAAP financial measure.
4.
Other Non-Operating (Income)/Expense primarily includes non-service related pension and retiree medical benefit income/costs, gains and losses from foreign currency, and income/loss from the company’s approximate 25% ownership interest in Republic Airways Holdings Inc.

5.	Numbers may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Second Quarter GAAP to Non-GAAP Reconciliation
July 10, 2019

The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to understand the company’s core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation[1]

	2Q19 Range
	Low	High

Total operating expenses	$10,760	$10,896
Less fuel expense	2,457	2,515
Less special items	120	120
Total operating expense excluding fuel and special items	8,182	8,261
Total CASM (cts)	14.88	15.07
Total CASM excluding fuel and special items (Non-GAAP) (cts)	11.32	11.43
YOY (%)	4.5%	5.5%
Total ASMs (bil)	72.3	72.3

Other non-operating (income)/expense
Other non-operating (income)/expense	$32	$32
Less special items	70	70
Other non-operating (income)/expense excluding special items	(38)	(38)

Notes:	Amounts may not recalculate due to rounding.
1.	Net special items principally include fleet restructuring expenses, merger integration expenses and mark-to-market adjustments for equity investments.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
July 10, 2019
Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 (especially in Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company's other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information